                                                              EXHIBIT 24.6

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of ESG Re Limited on Form F-1 of our report dated August 28, 1997 on the balance sheet of ESG Re Limited as of August 21, 1997 (date of inception), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche

Chartered Accountants

Hamilton, Bermuda

November 14, 1997